UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2011

SYNTA PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33277	04-3508648
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

45 Hartwell Avenue

Lexington, MA 02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 274-8200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02                                       Termination of a Material Definitive Agreement.

On November 16, 2011, Synta Pharmaceuticals Corp. (“Synta”) received written notice from F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc. (together, “Roche”) of Roche’s election to terminate the Collaboration and License Agreement, dated December 23, 2008, as amended, between Synta and Roche for the discovery, development and commercialization of compounds targeting calcium release-activated calcium modulator (CRACM) channels (the “Agreement”).  Termination of the Agreement will become effective on February 16, 2012.  Roche’s termination of the Agreement falls under the “Termination for Convenience” clause of the Agreement.  Synta believes that Roche terminated the Agreement as a result of portfolio re-prioritization.

Pursuant to the Agreement, Synta received a non-refundable upfront license payment of $16 million in January 2009.  Roche reimbursed all of Synta’s research and certain early development costs based upon research and development plans agreed to by the parties.  These costs included committed research support over the two year research term that concluded on December 31, 2010.  In February 2011, the Agreement was amended to extend the term of the research license to enable Roche to continue performing research on certain compounds until June 30, 2011.  In July 2011, the Agreement was amended to further extend the term of the research license to Roche to continue performing research on certain compounds (“Licensed Compounds”) from June 30, 2011 until termination of the Agreement in its entirety.

Synta was eligible to receive additional payments based on specified development and commercialization milestones.  Synta does not believe it will be entitled to any milestone payments following the termination of the Agreement.  Synta was also entitled to receive tiered royalties on sales of all approved, marketed products under the Agreement (“Licensed Products”).  Synta did not incur and will not incur any early termination penalties as a result of Roche’s termination of the Agreement.

As a result of termination of the Agreement, the research, development and commercialization licenses granted to Roche by Synta will terminate.  Ownership of all rights to all Licensed Compounds (including the scientific data relating to those compounds) will revert to Synta.  Synta also receives an exclusive license to use Roche’s patent rights and know-how to research, develop, manufacture, commercialize and import any collaboration compound, including the Licensed Compounds.  Synta is obligated to pay a low single digit royalty on a country-by-country and Licensed Product-by-Licensed Product basis upon commercialization of any Licensed Product.

The foregoing is only a brief description of the material terms of the Agreement, does not purport to be complete and is qualified in its entirety by reference to the Agreement that was filed as Exhibit 10.27 to Synta’s Annual Report on Form 10-K/A filed with the SEC on November 10, 2009, the Amendment to the Agreement filed as Exhibit 10.1 to Synta’s Quarterly Report on Form 10-Q filed with the SEC on May 4, 2010, the Second Amendment to the Agreement filed as Exhibit 10.1 to Synta’s Quarterly Report on Form 10-Q filed with the SEC on May 5, 2011, and the Third Amendment to the Agreement filed as Exhibit 10.1 to Synta’s Current Report on Form 8-K filed with the SEC on July 21, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTA PHARMACEUTICALS CORP.

Dated: November 16, 2011	/s/ Keith S. Ehrlich
Keith S. Ehrlich
Vice President, Finance and Administration
Chief Financial Officer

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